Exhibit 10.2

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Services and Access Agreement

This Services Agreement (“Agreement”), effective this first day of October, 2010 (“Effective Date”) is entered into by and between GTC Biotherapeutics, Inc., a Massachusetts Corporation, having offices at 175 Crossing Boulevard, Suite 410, Framingham, MA 01702 (“GTC”) and PP Manufacturing Corporation, a Delaware Corporation, having offices at 175 Crossing Boulevard, Suite 200, Framingham, MA 01702 (“PPM”), (each singularly a “Party” and collectively the “Parties”).

WHEREAS, the total space occupied by (a) GTC (the “GTC Premises”) on the second and third floors of said 175 Crossing Boulevard (the “Building”), and (b) PPM (the “PPM Premises”, and together with the GTC Premises, hereinafter the “Entire Premises”) on the first and second floors of the Building pursuant to the lease agreement by such Party with the owner of the Building (the “Landlord”) (hereinafter each such lease is referred to as such Party’s “Lease”) is serviced by single meters for electricity, natural gas and water/sewer, the Parties therefore desire to describe and define the specific percentage of utilities costs (including upkeep thereof) to be borne by each Party, to be in effect from the Effective Date until the expiration of the term of the GTC Lease (the “GTC Expiration Date”).

WHEREAS, GTC and PPM wish to permit access to portions of its leased premises to the other on the terms and conditions set forth below.

WHEREAS, there are many systems and equipment serving both the GTC Premises and the PPM Premises (the “Shared Systems”) that provide HVAC, purified water, compressed air, plant steam, hot water, heat exchange for reheat coils and eyewash stations, emergency power generation and distribution, exhaust fans, building management system, and lab waste neutralization system services for both the Parties, and the Parties therefore desire to precisely describe and define these Shared Systems; define and describe the responsibility for upkeep of the Shared Systems, and define and describe the specific percentage of the cost of operation, maintenance, repair and replacement, if necessary, for the Shared Systems to be borne by each of the Parties, which allocation shall be in effect from the Effective Date until the GTC Expiration Date.

WHEREAS, there are many dedicated systems and equipment (the “Dedicated Systems”), providing (i) HVAC and exhaust services solely for GTC (“GTC Dedicated Systems”), and (ii) HVAC, Exhaust, Chilled Water Generation and Distribution, Clean Steam Generation and Distribution, Solvent Storage and Distribution, and Biowaste Decontamination solely for PPM (“PPM Dedicated Systems”), the Parties desire to define and describe these Dedicated Systems, responsibility and cost of which will be assigned to and assumed by the appropriate Party completely, to be in effect from the Effective Date until the GTC Expiration Date.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the

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receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

1.	Shared Utility Costs.

As PPM is the customer of record for the single meters for all water/sewer, electric and natural gas (the “Shared Utilities”) servicing the Entire Premises (and specifically excluding GTC space on the 4th floor of the Building), PPM shall receive all bills for the generation, delivery, and consumption of such Shared Utilities for both Parties (the “Shared Utility Costs”).

PPM shall be responsible for payment of 68% of the Shared Utility Costs.

GTC shall be responsible for payment of 32% of the Shared Utility Costs.

Subject to PPM’s right to dispute the contents of any such invoice and subject to receipt by PPM of prompt payment by GTC as required below, PPM will timely pay to the appropriate provider, the Shared Utility Costs as detailed on invoices received from such provider.

GTC shall be invoiced monthly by PPM for its 32% share of the Shared Utility Costs, which invoice shall be payable by GTC to PPM within 30 days of receipt of such invoice. Copies of all electric, natural gas and water/sewer invoices received from the applicable provider shall be provided to GTC with the monthly utilities invoice.

2.	Shared Systems.

The Shared Systems include the following systems and all related equipment as follows:

–	USP Purified Water Generation and Distribution System
–	Compressed Air Generation and Distribution System
–	Plant Steam Boilers (2) and Distribution Piping
–	Hot Water Boilers (2)
–	Heat Exchanger #1 and Pump (heat exchange for HVAC reheat coils)
–	Heat Exchanger #2 and Pump (heat exchange for eyewash stations)
–	Emergency Power Generator
–	Building Management System
–	Waste Neutralization System
–	Air Handler #1 (services portion of second floor for both GTC and PPM, 3rd floor GTC)
–	Air Handler #5 (services machine room and waste neutralization, 1st floor)
–	Exhaust Fan #8 (services second floor offices GTC-PPM, and 3rd floor offices GTC)
–	Exhaust Fan #9 (services second floor labs GTC-PPM)
–	Exhaust Fan #12 (services machine room and waste neutralization, 1st floor)

PPM shall be responsible for the repair, maintenance and replacement of the Shared Systems, which may include, without limitation, (all in PPM’s sole discretion), the following actions: maintaining preventative maintenance programs and contracts,

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execution of required mechanical and controls repairs and upgrades, and documentation of same, in accordance with PPM’s established standard operating procedures, good manufacturing practices (where applicable), and in compliance with all applicable local, state and federal codes and regulations.

Notwithstanding the foregoing, in the event that PPM determines that replacement (as opposed to repair and/or maintenance) of all or any portion of a Shared System is necessary (the “Replaced Shared System”) and (i) PPM elects to replace such Replaced Shared System with a replacement that is not the same model as that which is being replaced; and (ii) the estimated cost (in PPM’s reasonable discretion) of the Replaced Shared System exceeds Ten Thousand Dollars ($10,000.00), then PPM agrees to consult with GTC in its determination of the vendor, model and specification of any such Replaced Shared System, and the parties shall use good faith efforts to agree on a Replaced Shared System that is mutually acceptable.

PPM shall be responsible for payment of 68% of all costs associated with PPM’s obligations under the preceding paragraph, which costs shall include, without limitation, preventative and restorative maintenance, parts, PPM and contractor labor, and applicable fees for each of these Shared Systems (the “Shared Systems Costs”).

GTC shall be responsible for payment of 32% of all Shared Systems Costs. In the event that an individual Shared System Cost capital expenditure exceeding $20,000 increases the useful life of the Shared System beyond the GTC Expiration Date, GTC’s contribution will be prorated on a straight-line basis over the useful life of the Replaced Shared System as determined by PPM in its reasonable discretion based on the portion of the useful life that occurs from the date of the expenditure to the GTC Expiration Date.

Subject to PPM’s right to dispute the contents of any such invoice (and PPM shall use reasonable efforts to dispute the contents of any such invoice if GTC requests same and GTC includes in its request to PPM a sufficiently detailed reason to believe that the invoice is incorrect or inaccurate, but without any obligation on the part of PPM to bring legal action) and subject to receipt by PPM of prompt payment by GTC as required below, PPM will timely pay the Shared Systems Costs as detailed on invoices received directly by PPM from a third party provider.

GTC shall be invoiced monthly by PPM for its 32% share of the Shared Systems Costs, which invoice shall be payable by GTC to PPM within 30 days of receipt of such invoice. Copies of all applicable third party invoices shall be provided to GTC with the monthly invoice. Except to the extent arising out of a breach by GTC of its obligations hereunder, PPM shall be responsible to the service providers for 100% of penalties, late fees and interest owed to the service providers pursuant to late payments made by PPM to such service providers. PPM reserves the right to charge a late fee (not to exceed 5% of the amount owed) to GTC for any late payments hereunder. The foregoing shall not limit PPM’s ability, at its cost, to dispute any such penalty, late fee or interest charged by a service provider.

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3.	Dedicated Systems:

The	Dedicated Systems include the following systems and all related equipment:

3.1	GTC:

–	Air Handler #2 (services GTC second floor manufacturing suite)
–	Exhaust Fan #4 (services GTC 2nd Floor manufacturing suite)
–	Exhaust Fan #5 (services GTC 2nd Floor manufacturing suite)
–	Exhaust Fan #6 (services GTC 2nd Floor manufacturing suite)
–	Exhaust Fan #7 (services GTC 3rd Floor washroom)
–	Exhaust Fan #10 (services GTC 3rd floor labs)

GTC is responsible for the repair, maintenance and replacement of the GTC Dedicated Systems and 100% of the costs associated therewith, which obligation is to be in effect for the term of the GTC Lease.

3.2 PPM:

–	Air Handler #3 (services PPM Adjuvant manufacturing suite)
–	Air Handler #4 (services PPM Antigen manufacturing suite)
–	Chilled Water Generation and Distribution (services PPM Antigen suite)
–	Clean Steam Generation and Distribution (services PPM manufacturing suites)
–	Solvent Storage and Distribution (services PPM Adjuvant suite)
–	Biowaste Decontamination (services PPM Antigen suite)
–	Humidity Boiler (services PPM manufacturing suites)
–	Exhaust Fan #1 (services PPM Antigen suite)
–	Exhaust Fan #2 (services PPM Adjuvant suite)
–	Exhaust Fan #3 (services PPM Adjuvant suite)
–	Exhaust Fan #11 (services PPM Adjuvant Glasswash)
–	Exhaust Fan #13 (services PPM Media Prep)
–	Exhaust Fan #14 (services PPM Antigen Purification)
–	Exhaust Fan #15 (services PPM Solvent Storage bunker)

PPM is responsible the repair, maintenance and replacement of the PPM Dedicated Systems and for 100% of the costs associated therewith, which obligation is to be in effect for the term of the PPM Lease.

4.	Term and Termination.

4.1 Term. Unless sooner terminated in accordance with Section 4.2 below, the Term of this Agreement shall commence on the Effective Date and shall continue until the GTC Expiration Date.

4.2 Termination. In addition to the other remedies specified herein and available at law, PPM shall have the right to terminate this Agreement in the event that GTC commits a material breach of its obligations under this Agreement and fails to cure such breach within thirty (30) days after receiving written notice thereof. In addition to the other remedies specified herein and available at law, GTC shall have the right to

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terminate this Agreement in the event that PPM commits a material breach of its obligations under this Agreement and fails to cure such breach within thirty (30) days after receiving written notice thereof. In the event that either party gives notice of any such material breach or otherwise seeks to terminate this Agreement under the terms of this Section 4.2, such party shall provide a simultaneous copy of such notice of termination to the Landlord in accordance with the notice requirements under such party’s direct lease at the Building with the Landlord.

4.3 Effect of Termination or Expiration. Expiration or termination of this Agreement for any reason shall not relieve the Parties of any obligation that accrued prior to such expiration or termination. Upon expiration or termination of this Agreement for any reason, the rights and obligations of the Parties under Articles 6 and 7 shall survive.

5.	Confidential Information.

5.1 “Confidential Information” shall mean any technical, scientific or business information and materials furnished by one Party or its affiliates (the “Disclosing Party”) to the other Party or its affiliates (the “Receiving Party”) in connection with this Agreement, regardless of whether such information is specifically designated as confidential and regardless of whether such information is in oral, written, electronic or other form. Confidential Information shall not include information that: (a) is generally available in the public domain or thereafter becomes available to the public through no act of the Receiving Party; or (b) was independently known to the Receiving Party prior to receipt thereof or was discovered independently by an employee of the Receiving Party who had no access to the information supplied by the Disclosing Party under this Agreement; or (c) was made available to the Receiving Party as a matter of lawful right by a third party who had no obligations of confidentiality to the Disclosing Party. Notwithstanding the foregoing, however, Confidential Information generated by one Party in the course of conducting Services for the other Party (including without limitation, Data) shall be deemed Confidential Information of the Party for whom such Services are being performed, and the owning Party shall be deemed the Disclosing Party.

5.2 Obligations. The Receiving Party agrees that it shall not, without the prior written consent of the Disclosing Party, directly or indirectly: (a) make any use, including but not limited to any research, commercial or potentially commercial use thereof, of any portion of the Confidential Information of the Disclosing Party for purposes other than those set forth in this Agreement; (b) duplicate, disseminate, disclose or transfer any portion of the Confidential Information to any person, except that the Receiving Party may disclose or permit the disclosure of Confidential Information to its affiliates and each of Company’s and its affiliates’ respective directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such Confidential Information pursuant to this Agreement and who need to know such Confidential Information for the purposes set forth in this Agreement; (c) duplicate, disseminate, disclose or transfer any portion of the Confidential Information to any other individual or entity, including but not limited to a government agency, firm or business; or (d) make or use any notes or memoranda relating to any Confidential Information

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except for purposes of evaluating the Confidential Information. In addition, the Receiving Party may disclose Confidential Information of the Disclosing Party when required by applicable laws or government regulations, provided that the Receiving Party provides prior written notice of such Disclosure to the Disclosing Party and takes reasonable efforts to avoid and/or minimize the extent of disclosure.

5.3 The Receiving Party acknowledges that the Disclosing Party (or any third party entrusting its confidential information to the Disclosing Party) claims ownership of the Confidential Information disclosed by the Disclosing Party and all patent, copyright, trademark, trade secret and other intellectual property rights in or arising from, such Confidential Information. No option, license, or conveyance of such rights, express or implied, is granted to the Receiving Party in connection with any Confidential Information disclosed by the Disclosing Party. If any such rights are to be granted to the Receiving Party, such grant shall be expressly set forth in a separate written instrument.

5.4 The obligations of the Receiving Party under this Article 5 shall survive and continue for five (5) years after expiration or termination of this Agreement.

6.	Indemnification.

6.1 Indemnification. Subject to Section 7 below, the Parties shall indemnify, hold harmless and defend one another, their affiliates, and their respective officers, directors, employees and agents (“Indemnitees”) from and against any liability, loss, damage and expense (including reasonable attorney’s fees and court costs) incurred by or imposed upon Indemnitees in connection with any third party claim, suit, action, demand or judgment to the extent arising out of a breach of any representation, warranty, covenant or other obligation of the other party hereunder; provided, however, that neither party’s indemnification under this Section 6.1 shall apply to any liability, loss, damage, or expense to the extent that it is directly attributable to the gross negligence or willful misconduct of the other party.

6.2 Procedure. Any Indemnitee seeking indemnification under the foregoing provisions of this Article 6 shall provide the other party with prompt written notice of any claim, demand, suit, action or judgment for which indemnification is sought under this Agreement. The indemnifying party agrees, at its own expense, to provide attorneys reasonably acceptable to the Indemnitee to defend against any such claim. The parties shall cooperate fully with one another in such defense and will permit the indemnifying party to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal and settlement); provided, however, that the other party shall have the right to retain its own counsel, at the expense of indemnifying party, if representation of the Indemnitee by the counsel retained by the indemnifying party would be inappropriate because of actual or potential conflicts in the interests of the Indemnitee and any other party represented by the counsel retained by the indemnifying party,. The indemnifying party agrees to keep the Indemnitee informed of the progress in the defense and disposition of such claim and to consult with the Indemnitee with regard to any proposed settlement. The indemnification under this Article 6 shall not apply to amounts paid in settlement of any liability, claim, lawsuit,

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loss, demand, damage, cost or expense if such settlement is effected without the consent of the Indemnitee.

6.3 Insurance. During the Term, each party shall secure and carry a policy of commercial general liability insurance covering such party on an occurrence basis in an amount not less than One Million Dollars ($1,000,000.00) per occurrence and an annual aggregate equal to Two Million Dollars ($2,000,000.00) for claims based on bodily injury (including death), personal injury and property damage relating to such party’s premises. Any such policies carried by either party (i) shall identify the other party as an additional insured and contain a cross-liability endorsement; (ii) shall be written by an insurer qualified to do business and in good standing in Massachusetts; and (iii) shall provide that it shall not be canceled without written notice to the other party at least 30 days in advance. Prior to the Effective Date, GTC and PPM shall each promptly deliver to the other party certificates evidencing such policies.

7.        Limitation of Liability. ANY SERVICES OR OTHER DELIVERABLES PROVIDED BY PPM HEREUNDER ARE PROVIDED “AS IS”. PPM DOES NOT MAKE ANY REPRESENTATION OR WARRANTY OF ANY KIND WITH RESPECT TO THE SERVICES OR OTHER DELIVERABLES PROVIDED BY PPM HEREUNDER, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE FOREGOING. IT IS AGREED BY GTC THAT PPM SHALL IN NO EVENT BE LIABLE TO GTC FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME) ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF PPM IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME. IN NO EVENT SHALL PPM’S TOTAL LIABILITY RELATING TO THIS AGREEMENT OR THE SERVICES EXCEED THE PAYMENT RECEIVED BY THEM HEREUNDER. NOTWITHSTANDING ANY CONTRARY PROVISION CONTAINED IN THIS AGREEMENT, PPM SHALL HAVE NO RESPONSIBILITY OR LIABILITY FOR FAILURE OR INTERRUPTION OF ANY UTILITY OR SERVICE PROVIDED TO GTC, OR FOR ANY INTERRUPTION IN UTILITY OR SERVICE TO THE GTC LEASED PREMISES, EXCEPT FOR WILLFUL MISCONDUCT.

8.	Miscellaneous.

8.1 Force Majeure. Neither Party will be responsible for delays resulting from causes beyond the reasonable control of such Party including, without limitation, fire, acts of God, explosion, flood, war, terrorism, strike, or riot, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with

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reasonable dispatch whenever such causes are removed. This provision shall not apply to GTC’s payment or other financial obligations hereunder.

8.2 Independent Agents. PPM and GTC shall at all times act as independent parties and nothing contained in this Agreement shall be construed or implied to create an agency or partnership.

8.3 Notices. Any notice or communication required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing and shall be deemed to have been sufficiently given or made for all purposes if sent by hand with a written acknowledgement of receipt, recognized national overnight courier, confirmed facsimile transmission, or mailed by certified mail, postage prepaid, return receipt requested, addressed to such other party at its respective addresses set forth above, in the case of PPM, to the attention of Plant Manager at the PPM Premises, with copies to Pierre Pages, President, PPM and Florence Bambuck, Secretary, PPM at the following address: Virbac S.A., 1 ere Avenue 02765M, L.I.D. 06516, Carros, France, and in the case of GTC, to the GTC Premises to the attention of the Chief Financial Officer. Either Party may change its designated address by notice to the other Party in the manner provided in this Section.

8.4 Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, that provision shall be stricken and the remainder of this Agreement shall continue in full force and effect; provided, however, that the Parties shall renegotiate an acceptable replacement provision so as to accomplish, as nearly as possible, the original intent of the Parties.

8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to any choice of law principles that would dictate the application of the laws of another jurisdiction.

8.6 Entirety; Amendment. This Agreement represents the entire agreement of the Parties and expressly supersedes all previous written and oral communications between the Parties. No amendment, alteration, or modification of this Agreement or any exhibits attached hereto shall be valid unless executed in writing by authorized signatories of both Parties.

8.7 Waiver. The failure of any party hereto to insist upon strict performance of any provision of this Agreement or to exercise any right hereunder will not constitute a waiver of that or any other provision or right.

9.	Shared Space.

9.1 Central Corridor Space. During the Term, GTC and its employees, visitors, clients, invitees, agents and contractors (the “GTC Parties”) shall have the non-exclusive right to use in common with others at any time entitled thereto, the central corridor area located in the portion of the PPM Premises located on the second floor of the Building

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and shown on Exhibit A attached hereto and the restrooms that are located adjacent to said central corridor area (the “Central Corridor Area”). The Central Corridor Area shall only be used to access the freight elevator and stairwell access points at the Central Corridor Area and to access and use the restrooms located adjacent to the Central Corridor Area for the purposes for which they are designed. PPM shall have the right to relocate the Central Corridor Area at any time provided substantially similar access to the freight elevators and the restrooms are provided. PPM makes no representations or warranties concerning the Central Corridor Area. GTC and the GTC Parties shall comply with all reasonable rules and regulations applicable to the use of the Central Corridor Area which PPM may hereafter adopt and of which GTC is provided written notice. To the fullest extent permitted under law, GTC, for itself and the GTC Parties, agree that PPM shall not be responsible or liable to GTC or the GTC Parties, for any injury, loss or damage that may be occasioned by GTC and/or the GTC Parties during any such use of the Central Corridor Area.

9.2 Third Floor Common Space. During the Term, PPM and its employees, visitors, clients, invitees, agents and contractors (the “PPM Parties”) shall have the non-exclusive right to use that portion of the GTC Premises located on the third floor of the Building and shown on Exhibit B attached hereto (the “Third Floor Premises”). The Third Floor Premises shall be used for PPM to locate its property and equipment therein, and PPM shall have 24 hours a day, 365 days a year access thereto in order to locate, relocate, operate, maintain, repair and replace PPM’s property and equipment. GTC makes no representations or warranties concerning the Third Floor Premises. PPM and the PPM Parties shall comply with all reasonable rules and regulations applicable to the use of the Third Floor Premises which GTC may hereafter adopt and of which PPM is provided written notice. To the fullest extent permitted under law, PPM, for itself and the PPM Parties, agree that GTC shall not be responsible or liable to PPM or the PPM Parties, for any injury, loss or damage that may be occasioned by PPM and/or the PPM Parties during any such use of the Third Floor Premises.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

GTC Biotherapeutics, Inc.		PP Manufacturing Corporation

By:	/s/ William K. Heiden	By:	/s/ Florence B. Attbuck

Date:	24 Sept 2010	Date:	27 Sept 2010

Typed Name:	William K. Heiden	Typed Name:	Florence B. Attbuck

Title:	Chairman, President & CEO	Title:	Secretary

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EXHIBIT A – Central Corridor Area

[FLOOR PLAN]

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EXHIBIT B – Third Floor Premises

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